EXHIBIT 99.1

Final Financial Results for the Fourth Quarter and Twelve Months Ended December 31, 2023

On February 26, 2024, ADTRAN Holdings, Inc. (the “Company”) issued a press release (the “February 26th Press Release”) announcing its preliminary financial results for the fourth quarter and twelve months ended December 31, 2023 (the “Preliminary Financial Results”). The February 26th Press Release and an accompanying investor presentation were attached as Exhibits 99.1 and 99.2, respectively, to the Company’s Current Report on Form 8-K furnished with the Securities and Exchange Commission (the “SEC”) on February 27, 2024. On March 15, 2024, the Company will file its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 containing the Company’s audited consolidated financial statements as of and for the year ended December 31, 2023. Final financial results of the Company for the fourth quarter and twelve months ended December 31, 2023 (the “Final Financial Results”), reflecting certain adjustments to the Preliminary Financial Results, as described in the Current Report on Form 8-K filed on March 15, 2024 are set forth herein (with the adjusted information identified by a “^”).

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

ASSETS	December 31, 2023		December 31, 2022
Current Assets
Cash and cash equivalents	$87,167		$108,644
Short-term investments	—		340
Accounts receivable, net	216,445		279,435
Other receivables	17,450	^	32,831
Income tax receivable	7,933	^	—
Inventory, net	362,295		427,531
Prepaid expenses and other current assets	45,566		33,577
Total Current Assets	736,856	^	882,358
Property, plant and equipment, net	123,020		110,699
Deferred tax assets, net	25,787		67,839
Goodwill	353,415		381,724
Intangibles, net	327,985		401,211
Other non-current assets	87,706		66,998
Long-term investments	27,743		32,665
Total Assets	$1,682,512	^	$1,943,494
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$162,922		$237,699
Revolving credit agreements outstanding	—		35,936
Notes payable	—		24,598
Unearned revenue	46,731		41,193
Accrued expenses and other liabilities	37,607		35,235
Accrued wages and benefits	27,030		44,882
Income tax payable, net	5,221	^	9,032
Total Current Liabilities	279,511	^	428,575
Non-current revolving credit agreement outstanding	195,000		60,000
Deferred tax liabilities	35,655		61,629
Non-current unearned revenue	25,109		19,239
Non-current pension liability	12,543		10,624
Deferred compensation liability	29,039		26,668
Non-current lease obligations	31,420		22,807
Other non-current liabilities	28,657		10,339
Total Liabilities	636,934	^	639,881
Redeemable Non-Controlling Interest	451,756		—
Equity
Common stock	790		781
Additional paid-in capital	795,304	^	895,834
Accumulated other comprehensive income	47,461	^	26,126	^
Retained (deficit) earnings	(243,908)		55,338
Treasury stock	(5,825)		(4,125)
Non-controlling interest	—		329,659	^
Total Equity	593,822		1,303,613
Total Liabilities and Equity	$1,682,512	^	$1,943,494

Condensed Consolidated Statements of Loss

(Unaudited)

(In thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Revenue
Network Solutions	$180,405	$317,487	$974,389	$916,793
Services & Support	45,074	40,784	174,711	108,743
Total Revenue	225,479	358,271	1,149,100	1,025,536
Cost of Revenue
Network Solutions	126,248	233,925	722,582	647,105
Network Solutions - Inventory Write Down	3,270	—	24,313	—
Services & Support	17,496	16,943	69,142	51,179
Total Cost of Revenue	147,014	250,868	816,037	698,284
Gross Profit	78,465	107,403	333,063	327,252
Selling, general and administrative expenses	61,262	78,243	258,149	208,889
Research and development expenses	54,818	61,570	258,311	173,757
Asset impairment	—	464	—	17,433
Goodwill impairment	—	—	37,874	—
Operating Loss	(37,615)	(32,874)	(221,271)	(72,827)
Interest and dividend income	1,157	1,355	2,340	2,123
Interest expense	(4,441)	(2,010)	(16,299)	(3,437)
Net investment gain (loss)	1,683	(587)	2,754	(11,339)
Other income, net	(3,448)	11,568	1,266	14,517
Loss Before Income Taxes	(42,664)	(22,548)	(231,210)	(70,963)
Income tax (expense) benefit	(64,362)	57,503	(28,133)	62,075
Net (Loss) Income	$(107,026)	$34,955	$(259,343)	$(8,888)
Net Income (loss) attributable to non-controlling interest	2,919	(3,926)	8,345	(6,851)
Net (Loss) Income attributable to ADTRAN Holdings, Inc.	$(109,945)	$38,881	$(267,688)	$(2,037)

Weighted average shares outstanding – basic	78,530	77,659	78,416	62,346
Weighted average shares outstanding – diluted	78,530	79,243	78,416	62,346

(Loss) Earnings per common share attributable to ADTRAN Holdings, Inc. – basic	$(1.40)	$0.50	$(3.41)	$(0.03)
(Loss) Earnings per common share attributable to ADTRAN Holdings, Inc. – diluted	$(1.40)	$0.49	$(3.41)	$(0.03)

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Twelve Months Ended December 31,
	2023		2022
Cash flows from operating activities:
Net Loss	$(259,343)		$(8,888)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	112,949		67,553
Asset impairment	—		17,433
Goodwill impairment	37,874		—
Amortization of debt issuance cost	862		288
(Accretion) amortization on available-for-sale investments, net	(22)		19
(Gain) loss on investments	(2,900)		9,826
Net loss on disposal of property, plant and equipment	458		152
Stock-based compensation expense	16,016		28,322
Deferred income taxes	15,558		(62,388)
Inventory write down	24,313		—
Inventory reserves	25,546		(2,363)
Other, net	(2,942)		—
Change in operating assets and liabilities:
Accounts receivable, net	65,612	^	788
Other receivables	10,315	^	(20,088)
Income taxes receivable	(2,637)	^	—
Inventory	20,537		(73,237)
Prepaid expenses other current assets and other assets	(29,883)		(7,116)
Accounts payable	(91,907)		28,105
Accrued expenses and other liabilities	17,929		(20,483)
Income taxes payable, net	(3,939)	^	(2,151)
Net cash used in operating activities	(45,604)	^	(44,228)
Cash flows from investing activities:
Purchases of property, plant and equipment	(43,121)		(17,072)
Proceeds from sales and maturities of available-for-sale investments	10,567		51,661
Purchases of available-for-sale investments	(868)		(23,899)
Proceeds from beneficial interests in securitized accounts receivable	1,218	^	1,126
Proceeds from disposals of property, plant and equipment	—		12
Insurance proceeds received	—		—
Acquisition of business, net of cash acquired	—		44,003
Net cash (used in) provided by investing activities	(32,204)	^	55,831
Cash flows from financing activities:
Tax withholdings related to stock-based compensation settlements	(6,458)		(4,253)
Proceeds from stock option exercises	540		6,904
Dividend payments	(21,237)		(22,885)
Proceeds from receivables purchase agreement	14,099		—
Proceeds from draw on revolving credit agreements	163,733		141,887
Repayment of revolving credit agreements	(64,987)		(48,000)
Redemption of redeemable non-controlling interest	(1,224)		—
Payment of debt issuance cost	(708)		(3,015)
Repayment of notes payable	(24,891)		(17,702)
Net cash provided by financing activities	58,867		52,936
Net (decrease) increase in cash and cash equivalents	(18,941)		64,539
Effect of exchange rate changes	(2,536)		(12,713)
Cash and cash equivalents, beginning of year	108,644		56,818
Cash and cash equivalents, end of year	$87,167		$108,644

Supplemental disclosure of cash financing activities
Cash paid for interest	$12,596		$1,728
Cash paid for income taxes	$18,552		$3,832
Cash used in operating activities related to operating leases	$9,682		$5,229
Supplemental disclosure of non-cash investing activities
Right-of-use assets obtained in exchange for lease obligations	$17,865		$3,410
Purchases of property, plant and equipment included in accounts payable	$1,298		$1,165
Adtran Networks common shares exchanged in acquisition	$—		$565,491
Adtran Networks options assumed in acquisition	$—		$12,769
Non-controlling interest related to Adtran Networks	$—		$316,415